Exhibit 99.1

Applied DNA Sciences Inc. Announces Closing of $9.1 Million Underwritten Offering

Stony Brook, NY., Nov.20, 2014 — Applied DNA Sciences, Inc.(NASDAQ: APDN) (Twitter: @APDN), a provider of DNA-based anti-counterfeiting technology and product authentication, announced the closing of an underwritten public offering of 2,800,000 shares of common stock, and warrants to purchase up to an aggregate of 2,800,000 shares of common stock, at an offering price of $3.24 per share and $0.01 per warrant. The warrants have a per share exercise price of $3.50, are exercisable immediately, and expire five years from the date of issuance. The gross proceeds to Applied DNA Sciences from this offering are approximately $9.1 million before deducting the underwriting discount and other offering expenses. The Company has granted the underwriters a 45-day option to purchase up to an aggregate of 420,000 additional shares of common stock and/or up to 420,000 additional warrants to cover over-allotments, if any.

Maxim Group LLC acted as the Sole Book Running Manager with Dawson James Securities acted as co-manager in the offering.

The Company intends to use the net proceeds from the offering to fund working capital, repurchase of warrants, business development and research and development.

The Company’s common stock and warrants began trading on the NASDAQ Stock Market LLC on November 17, 2014 under the symbols APDN and APDNW, respectively.

A registration statement on Form S-1 relating to these securities was declared effective by the Securities and Exchange Commission on November 14, 2014. The offering of these securities was made only by means of a written prospectus forming part of the registration statement. Copies of the final prospectus relating to this offering may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174 or via telephone at 212-895-3745.  The final prospectus relating to the offering is also available on the SEC's website at http://www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Applied DNA Sciences

Applied DNA Sciences (APDN) is a provider of botanical-DNA based security and authentication solutions and services that can help protect products, brands, entire supply chains, and intellectual property of companies, governments and consumers from theft, counterfeiting, fraud and diversion. SigNature® DNA describes the uncopyable marker that is at the heart of all of our security and authentication solutions. SigNature DNA is at the core of a family of products such as DNAnet®, our anti-theft product, SigNature® T, targeted toward textiles, and digitalDNA®, providing powerful track and trace. All provide a forensic chain of evidence and can be used to prosecute perpetrators.

Forward Looking Statements

The statements made by Applied DNA Sciences may be forward-looking in nature. Forward-looking statements describe APDN's future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of APDN. Actual results could differ materially from those projected due to our short operating history, limited financial resources, limited market acceptance, market competition and various other factors detailed from time to time in Applied DNA Sciences’ SEC reports and filings, including our Annual Report on Form 10-K filed on December 20, 2013 (amended on May 1, 2014) and our subsequent quarterly reports on Form 10-Q/A (for the quarterly period ended December 31, 2013) and Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014. APDN undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

media contact Mitchell Miller, 631-240-8818

investor contact Debbie Bailey, 631-240-8817

web www.adnas.com

twitter @APDN, @APDNInvestor.